                                                                    EXHIBIT 99.4

                                                                  EXECUTION COPY


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                             VA LINUX SYSTEMS, INC.

                     LITTLE BROTHER ACQUISITION CORPORATION

                               TRUSOLUTIONS, INC.

  ALEXANDER D. TRUDO, IN HIS INDIVIDUAL CAPACITY AND WITH KIMBERLY S. TRUDO AS
       CO-TRUSTEE OF THE TRUDO FAMILY REVOCABLE TRUST UDT JANUARY 28,2000

   DANEN T. BUTLER, IN HIS INDIVIDUAL CAPACITY AND WITH MICHELLE ZOE BUTLER AS
              CO-TRUSTEE OF THE BIG KALA TRUST UDT JANUARY 28, 2000

                                       AND

                                  PAUL J. FREET

                           DATED AS OF MARCH 14, 2000

                                TABLE OF CONTENTS

                                                                                                   PAGE

ARTICLE I THE MERGER.................................................................................2

         1.1     The Merger..........................................................................2

         1.2     Effective Time......................................................................2

         1.3     Effect of the Merger................................................................2

         1.4     Certificate of Incorporation and Bylaws.............................................2

         1.5     Directors and Officers..............................................................3

         1.6     Effect of Merger on the Capital Stock of the Constituent Corporations...............3

         1.7     Dissenting Shares...................................................................5

         1.8     Surrender of Certificates...........................................................6

         1.9     Vesting Shares......................................................................7

         1.10    No Further Ownership Rights in Company Common Stock.................................7

         1.11    Lost, Stolen or Destroyed Certificates..............................................7

         1.12    Tax Consequences....................................................................8

         1.13    Taking of Necessary Action; Further Action..........................................8

         1.14    Parent Common Stock.................................................................8


ARTICLE II REPRESENTATIONS AND WARRANTIES OF  THE COMPANY AND THE  STOCKHOLDERS......................8

         2.1     Organization of the Company.........................................................8

         2.2     Company Capital Structure...........................................................9

         2.3     Authority..........................................................................10

         2.4     No Conflict........................................................................10

         2.5     Consents...........................................................................11

         2.6     Company Financial Statements.......................................................11

         2.7     No Undisclosed Liabilities.........................................................11

         2.8     No Changes.........................................................................11

         2.9     Tax Matters........................................................................14

         2.10    Restrictions on Business Activities................................................16

         2.11    Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.....16

         2.12    Intellectual Property..............................................................17

         2.13    Agreements, Contracts and Commitments..............................................22

         2.14    Interested Party Transactions......................................................23

         2.15    Governmental Authorization.........................................................23

         2.16    Litigation.........................................................................23

         2.17    Accounts Receivable; Inventory.....................................................23

         2.18    Minute Books.......................................................................24

         2.19    Environmental Matters..............................................................24

         2.20    Brokers' and Finders' Fees; Third Party Expenses...................................25

         2.21    Employee Benefit Plans and Compensation............................................26

         2.22    Insurance..........................................................................29

         2.23    Compliance with Laws...............................................................29

         2.24    Warranties; Indemnities............................................................29

         2.25    Complete Copies of Materials.......................................................30

         2.26    Representations Complete...........................................................30

         2.27    Investment Representations.........................................................30

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB........................................32

         3.1     Organization, Standing and Power...................................................32

         3.2     Authority..........................................................................32

         3.3     Form S-1 Registration Statement....................................................32

         3.4     Capitalization.....................................................................32

         3.5     SEC Filings; Parent Financial Statements...........................................33

         3.6     Merger Sub.........................................................................33


ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................34

         4.1     Conduct of Business of the Company.................................................34

         4.2     No Solicitation....................................................................36

         4.3     Termination of 401(k) Plan.........................................................37

         4.4     Termination of Severance Plans.....................................................38


ARTICLE V ADDITIONAL AGREEMENTS.....................................................................38

         5.1     Stockholder Approval...............................................................38

         5.2     Restrictions on Transfer...........................................................38

         5.3     Access to Information..............................................................38

         5.4     Confidentiality....................................................................39

         5.5     Expenses...........................................................................39

         5.6     Public Disclosure..................................................................39

         5.7     Consents...........................................................................39

         5.8     FIRPTA Compliance..................................................................39

         5.9     Reasonable Efforts.................................................................39

         5.10    Notification of Certain Matters....................................................40

         5.11    Additional Documents and Further Assurances........................................40

         5.12    Closing Date Balance Sheet.........................................................40

         5.13    S-8 Registration...................................................................40

         5.14    Legends............................................................................40

         5.15    Release of Guaranties..............................................................41

         5.16    Assignment of Insurance Policies...................................................41


ARTICLE VI CONDITIONS TO THE MERGER.................................................................41

         6.1     Conditions to Obligations of Each Party to Effect the Merger.......................41

         6.2     Conditions to the Obligations of Parent and Sub....................................41

         6.3     Conditions to Obligations of the Company and the Stockholders......................43

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES;  INDEMNIFICATION, ESCROW....................44

         7.1     Survival of Representations, Warranties and Covenants..............................44

         7.2     Indemnification....................................................................44

         7.3     Escrow Arrangements................................................................45

         7.4     Stockholder Representative.........................................................50


ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER......................................................52

         8.1     Termination........................................................................52

         8.2     Effect of Termination..............................................................52

         8.3     Amendment..........................................................................53

         8.4     Extension; Waiver..................................................................53


ARTICLE IX GENERAL PROVISIONS.......................................................................53

         9.1     Notices............................................................................53

         9.2     Interpretation.....................................................................54

         9.3     Counterparts.......................................................................54

         9.4     Entire Agreement; Assignment.......................................................54

         9.5     Severability.......................................................................54

         9.6     Other Remedies.....................................................................55

         9.7     Governing Law......................................................................55

         9.8     Rules of Construction..............................................................55

                                INDEX OF EXHIBITS

         EXHIBIT           DESCRIPTION

         Exhibit A         Form of Employment Agreement

         Exhibit B         Form of Non-Competition Agreement (Trudo/Butler)

         Exhibit B-1       Form of Non-Competition Agreement (Freet)

         Exhibit C         Form of Certificate of Merger

         Exhibit D         Stockholder Consent

         SCHEDULE          DESCRIPTION

         Schedule 6.2(b)   Third Party Consents

         Schedule 5.15     Guaranties

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 14, 2000 by and among VA Linux Systems, Inc., a Delaware corporation ("Parent"), Little Brother Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), TruSOLUTIONS, Inc., a Delaware corporation, (the "Company"), Danen T. Butler, in his individual capacity and with Michelle Zoe Butler, as Co-Trustee of the Big Kala Trust udt January 28, 2000, Alexander D. Trudo in his individual capacity and with Kimberly S. Trudo as Co-Trustee of the Trudo Family Revocable Trust udt January 28, 2000 and Paul J. Freet (each, a "Stockholder" and collectively, the "Stockholders"). Danen Butler, Dan Trudo and Paul Freet are each also referred to herein as a "Founder" and collectively as the "Founders".

                                    RECITALS

         A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, (i) all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein, and (ii) all issued and outstanding options to purchase capital stock of the Company shall be assumed by the Company with options to purchase capital stock of Parent.

         C. The Company and the Stockholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         E. Concurrent with the Closing, as a material inducement to Parent and Sub to undertake the Merger, Dan Trudo and Danen Butler will enter into Employment Agreements, each in the form attached hereto as Exhibit A (the "Employment Agreements"), and Non-Competition Agreements in the form attached as Exhibit B hereto and Paul Freet will enter into a Non-Competition Agreement in the form attached as Exhibit B-1 hereto (the "Non-Competition Agreements") with Parent.

         F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                              ARTICLE I THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) and the accompanying officers' certificates, each in substantially the form attached hereto as Exhibit C, with the Secretary of State of the State of Delaware (the "Agreement of Merger"), in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing shall be referred to herein as the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation and Bylaws.

            (a) Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is TruSOLUTIONS, Inc."

            (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

        1.5 Directors and Officers.

            (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

            (b) Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

        1.6 Effect of Merger on the Capital Stock of the Constituent
Corporations.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                "Cash Amount" shall mean $10,000,000 in immediately available funds, as adjusted pursuant to Section 5.5 hereof.

                "Closing Date Balance Sheet" shall mean the estimated balance sheet of the Company dated no more than five (5) business days prior to the Closing Date and delivered to Parent at least three (3) business days prior to the Closing Date, that has been prepared in accordance with GAAP (except that such balance sheet need not contain the footnotes required by GAAP) and that presents (based on good faith assumptions and estimates) the estimated balance sheet of the Company as of the date thereof.

                "Company Options" shall mean all issued and outstanding options, warrants or other rights to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity.

                "Escrow Shares" shall mean the number of shares of Parent Common Stock equal to the quotient of (x) $20,000,000 divided by (y) the Trading Price.

                "Exchange Ratio" shall mean an amount equal to the quotient obtained by dividing (x) $200,000,000 divided by the Trading Price, by (y) the Total Outstanding Shares.

                "GAAP" shall mean United States generally accepted accounting principles consistently applied.

                "Knowledge" shall mean (x) with respect to the Company, the actual knowledge of the Company's officers and directors, provided, that such persons shall have made due and diligent inquiry of those employees of the Company whom such officers and directors reasonably believe would have actual knowledge of the matters represented and
(y) with respect to the Stockholders and/or the Founders, the actual knowledge of such Stockholders and/or Founders.

                "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole.

                "Merger Shares" shall mean the number of shares of Parent Common Stock equal to the quotient of (x) $60,000,000 divided by (y) the Trading Price.

                "Parent Option" shall mean any option to purchase shares of Parent Common Stock issued pursuant to the terms of Section 1.6(c) hereof in connection with the assumption of a Company Option.

                "Pro Rata Portion" shall mean with respect to each Stockholder an amount equal to the quotient obtained by dividing (x) the number of outstanding shares of Company Common Stock owned by such Stockholder as of the Effective Time by (y) the number of Total Outstanding Shares.

                "Total Outstanding Shares" shall be the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

                "Trading Price" shall mean the average closing sale price of one share of Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending three (3) trading days prior to the Closing Date.

                "Vesting Shares" shall mean the number of shares of Parent Common Stock equal to the quotient of (x) $130,000,000 divided by (y) the Trading Price.

            (b) Conversion of Company Common Stock. At the Effective Time, all outstanding shares of Company Common Stock held by a particular Stockholder, upon the terms and subject to the conditions set forth below and throughout this Agreement, will be canceled and extinguished and be converted automatically into such Stockholder's Pro Rata Portion of (i) the Cash Amount; (ii) the Merger Shares; and (iii) the Vesting Shares.

            (c) Assumption of Company Options. At the Effective Time, each Company Option shall be assumed by Parent with a Parent Option. Each Company Option so assumed by Parent pursuant to this Section 1.6(c) shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Company's 2000 Plan (the "Plan") (which Plan is to be adopted in cooperation with Parent prior to the Effective Time), and the option agreements relating thereto, or such other applicable agreement, as in effect immediately prior to the Effective Time, except that (A) such assumed Company Option will become an option to acquire that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were subject to exercise of such Company Option (whether or not then exercisable or vested) immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (B) the per share exercise price for the shares of Parent Common Stock subject to exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock subject to such assumed Company Option as in effect immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

            (d) Withholding Taxes. Any number of shares of Parent Common Stock issuable pursuant to Section 1.6(b) shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes applicable to (and not previously paid by or on behalf of the Company) the acquisition of capital stock upon the exercise of Company Options, the acceleration of vesting of any Company Common Stock or Company Options, or as otherwise required by applicable law.

            (e) Stockholder Loans. In the event that any Stockholder has outstanding loans from the Company as of the Effective Time, the consideration payable to such Stockholder pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Stockholder's loans as of the Effective Time.

            (f) Capital Stock of Sub. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock (including Company Common Stock issuable upon exercise of outstanding Company Options at the Effective Time) who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating at the Closing all fractional shares of Parent Common Stock to be received by such holder, no payments shall be made for fractional shares of Parent Common Stock distributed following the Closing) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Trading Price.

        1.7 Dissenting Shares.

            (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Section 262 of Delaware Law and who has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Common Stock set forth in Section 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

            (b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock set forth in Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of
Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares.

        1.8 Surrender of Certificates.

            (a) Exchange Agent. Boston Equiserve (or, if mutually agreed in writing by all parties hereto prior to the Effective Time, the corporate secretary of Parent) shall serve as the exchange agent (the "Exchange Agent") for the Merger.

            (b) Parent to Provide Cash and Parent Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I: (i) the Merger Shares (ii) the Vesting Shares and (iii) the Cash Amount; provided that, on behalf of the Stockholders, the Exchange Agent shall deposit into the Escrow Fund (as defined in Section 7.3(a)) a number of shares of Parent Common Stock equal to the Escrow Shares out of the aggregate number of Merger Shares of Parent Common Stock otherwise issuable to the Stockholders pursuant to Section 1.6. Each Stockholder shall be deemed to have contributed his or her Pro Rata Portion of the Escrow Shares to the Escrow Fund (as defined in Section 7.3(a) below).

            (c) Exchange Procedures. On the Closing Date, the Stockholders will surrender the certificates representing their shares of Company Common Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that Parent may reasonably request. Upon surrender by a Stockholder of Company Stock Certificates representing all of the shares of Company capital stock held by such Stockholder for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.6(e) hereof, the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor: (i) a certificate representing the number of Merger Shares (less such Stockholder's Pro Rata Portion of the Escrow Shares) to which such holder is entitled pursuant to Section 1.6; (ii) a certificate representing such Stockholder's Pro Rata Portion of the Vesting Shares; and (iii) such Stockholder's Pro Rata Portion of the Cash Amount, and the Company Stock Certificates so surrendered shall be canceled. Until so surrendered, each outstanding Company Stock Certificate will be deemed from and for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common

Stock shall have been so converted plus the right to receive that portion of the Cash Amount that would be payable upon surrender of such Company Common Stock certificates.

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

            (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 Vesting Shares. All Vesting Shares issued pursuant to Section 1.8 shall be issued subject to the terms of, in the case of Dan Trudo and Danen Butler, an Employment Agreement in the form attached as Exhibit A hereto and, in the case of Paul Freet, a Non-Competition Agreement in the form attached as Exhibit B-1 hereto.

        1.10 No Further Ownership Rights in Company Common Stock. The Cash Amount and the shares of Parent Common Stock paid or payable in exchange for shares of Company Common Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.11 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to
Section 1.6
hereof; provided, however, that either Parent or the Exchange Agent may, in their respective discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

        1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.13 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

        1.14 Parent Common Stock. The shares of Parent Common Stock issued in connection with the Merger will be issued in a transaction exempt from the registration requirements of the Security Act of 1933 (the "Securities Act") by reason of Section 4(2) thereof and Rule 506 promulgated thereunder, and as such will be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder.


                  ARTICLE II REPRESENTATIONS AND WARRANTIES OF

                        THE COMPANY AND THE STOCKHOLDERS

        The Company, the Founders and the Stockholders each hereby jointly and severally represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers, provided, however, that any information disclosed in the letter under any section number set forth therein shall be deemed to be disclosed and incorporated into any other section of the letter where such disclosure would on its face reasonably be deemed to apply) supplied by the Company and the Stockholders to Parent (the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows.

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. The Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control of, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

        2.2 Company Capital Structure.

            (a) The authorized capital stock of the Company consists of 20,000 shares of Common Stock, of which 1,087 shares are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth in Section 2.2(a) of the Disclosure Schedule. The Company has no authorized, issued or outstanding preferred stock. As of the date hereof, the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, and the exercise of all Company Options) will be as set forth in Section 2.2(a) of the Disclosure Schedule. The Company Common Stock is held by the persons with the domicile addresses and in the amounts set forth in
Section 2.2(a) of the Disclosure Schedule. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with all federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding.

            (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved no shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Plan, of which (i) no shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plans, and (ii) no shares have been issued, as of the date hereof, upon the exercise of options granted under the Plans. Section 2.2(b) of the Disclosure Schedule sets forth for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except for the Company Options, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Common Stock and all rights to acquire or receive any shares of Company Common Stock, whether or not such shares of Company Common Stock are outstanding.

        2.3 Authority. The Company, the Founders and the Stockholders have all requisite power and authority to enter into this Agreement, the Employment Agreements and the Non-Competition Agreements (as applicable) (the "Related Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated hereby, subject only to the approval of this Agreement and the transactions contemplated hereby. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and the Related Agreements have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company and each Stockholder, enforceable against each such party in accordance with its respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        2.4 No Conflict. The execution and delivery by the Company, the Founders and the Stockholders of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the certificate of incorporation or bylaws of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company or any of its properties or assets (including intangible assets), or to which a Stockholder, is subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets, or applicable to the Stockholders. The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company, any Founder or any Stockholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and the Company is not subject to any default thereunder, nor is any party obligated to the Company pursuant to any such Contract subject to any default thereunder. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

        2.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company and/or the Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) the filing of the Merger Agreement with the Secretary of State of the State of Delaware.

        2.6 Company Financial Statements. Section 2.6 of the Disclosure Schedule sets forth (i) the Company's audited financial statements as of March 31, 1999, and the related statements of income, cash flow and stockholders' equity for the twelve (12) month period ended March 31, 1999 (the "Year-End Financials"), and
(ii) the Company's audited financial statements as of December 31, 1999, and the related audited statements of income for the nine (9) months ended December 31, 1999 (collectively, the "Interim Financials," and, together with the Year-End Financials, collectively, the "Financials"). The Financials are correct in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company's audited balance sheet as of December 31, 1999 is referred to hereinafter as the "Current Balance Sheet."

        2.7 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, (ii) has not arisen in the ordinary course of business consistent with past practices since the date of the Current Balance Sheet and, if incurred after the date of the Current Balance Sheet, will not be reflected on the Closing Date Balance Sheet.

        2.8 No Changes. Except as set forth in Section 2.8 of the Disclosure Schedule, from December 31,1999 through the date hereof, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the certificate of incorporation or bylaws of the Company;

            (c) capital expenditure or capital expenditure commitment by the Company exceeding $25,000 individually or $75,000 in the aggregate;

            (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $75,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

            (e) destruction of, damage to or loss of any material assets or material business or loss of any material customer of the Company (whether or not covered by insurance);

            (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

            (h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (i) revaluation by the Company of any of its assets;

            (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

            (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

            (l) other than (i) non-exclusive licenses of object code relating to the sale of the Company's currently shipping products entered into in the ordinary course of business consistent with past practice and (ii) any other contract not involving the license, purchase or sale of Intellectual Property or Intellectual Property Rights (each as defined in Section 2.12) entered into in the ordinary course of business consistent with past practice involving an amount not in excess of $25,000 individually or $75,000 in the aggregate, any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

            (m) sale, lease, license or other disposition of any assets or properties of the Company or any creation of any security interest in such assets or properties;

            (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

            (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

            (p) commencement, settlement, notice or, to the Knowledge of the Company, any Founder or any Stockholder, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

            (q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.12 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.12 hereof);

            (r) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Common Stock upon the exercise thereof;

            (s) except for the granting of non-exclusive licenses of object code relating to the sale of the Company's currently shipping products entered into in the ordinary course of business consistent with past practice, (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity,
(iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (t) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

            (u) event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect (as defined in Section 1.6 hereof) on the Company; or

            (v) agreement by the Company or any officer or employees on behalf of the Company to do any of the things described in the preceding clauses (a) through (u) of this Section 2.8 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.9 Tax Matters.

            (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.9(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.9(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits.

                (i) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                (ii) As of the Effective Time, the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business and as will be set forth on the Closing Date Balance Sheet.

                (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                (v) The Company does not have and, as of the Effective Time, shall not have, any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business except as will be set forth on the Closing Date Balance Sheet.

                (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

                (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                (viii) Neither the Company nor any Stockholder or Founder has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                (x) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                (xi) Except as set forth in Section 2.9 of the Disclosure Schedule, the Company (A) has never been a member of an affiliated group filing a consolidated tax return, (B) is not a party to any tax sharing, indemnification or similar agreement nor does the Company owe any amount under such agreement, and (C) is not liable for the Taxes of any other person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law, as a transferee or successor or by contract or otherwise).

                (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

                (xiii) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company, the Founders and the Stockholders, informally by any tax authority to the Company or any representative thereof.

                (xv) The Company has not requested or received a ruling from any taxing authority or signed a closing agreement with any taxing authority.

            (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

        2.10 Restrictions on Business Activities. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.11 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

            (a) The Company owns no real property, nor has it ever owned any real property. Section 2.11(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company ("Company Leased Premises"), the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease (the "Real Property Leases"). The Company has heretofore delivered to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and any side letters or related agreements to which the Company is a party affecting the obligations of any party thereunder). All such Real Property Leases are in full force and effect, are valid, legally binding and effective in accordance with their respective terms, all rent and other sums payable by the Company as tenants under any Real Property Leases are current and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Knowledge of the Company, any Founder or any Stockholder, by any other party.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, and (ii) Liens for Taxes not yet due and payable. There are no parties in possession of any portion of any Company Leased Premises, whether as tenants, trespassers or otherwise except the Company.

            (c) No party to any such Real Property Lease has given notice to or made any claim against the Company with respect to any alleged or actual breach or default thereunder.

            (d) Section 2.11(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

            (e) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"), except for the rights of such customers in the Customer Information not granted by the Company. No person other than the Company possesses any claims or rights with respect to use of the Customer Information, except for the rights of such customers in the Customer Information not granted by the Company.

        2.12 Intellectual Property.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

        "Technology" shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask

                                      -17-
        "Technology" shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements, tools, methods, processes and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets, know how, tools, methods and processes; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses and domain names; and all instantiations of the foregoing in any form and embodied in any media.

        "Intellectual Property" shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) all instantiations of the foregoing in any form and embodied in any media.

        "Intellectual Property Rights" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances, reexaminations, provisionals and extensions of the foregoing (as applicable).

        "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

        "Registered Intellectual Property Rights" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

            (b) Section 2.12(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

            (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.12(b) of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

            (d) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) as set forth on Section 2.12(g) of the Disclosure Schedule, to the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

            (e) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

            (f) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses, (ii) as set forth in Section 2.12(g) of the Disclosure Schedule, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted or is currently contemplated to be conducted by the Company's Board of Directors, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

            (g) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in Section 2.12(g) of the Disclosure Schedule), Section 2.12(g) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

            (h) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in Section 2.12(g) of the Disclosure Schedule), Section 2.12(h) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

            (i) The operation of the business of the Company as it currently is conducted or is currently contemplated to be conducted by the Company's board of directors, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has received no notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company, any Founder or any Stockholder aware of any basis therefor).

            (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. For each product, technology or service of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the United States Copyright Office. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

            (k) To the Knowledge of the Company, any Founder or any Stockholder, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

            (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which the Company is a party, will result in: (i) Parent, Sub or the Company granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) Parent, Sub or the Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) Parent, Sub or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

            (m) To the Knowledge of the Company, any Founder or any Stockholder, no person is infringing or misappropriating any Company Intellectual Property.

            (n) The Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee and consultant to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (a copy of which is attached to the Disclosure Schedule), and all current and former employees and consultants of the Company have executed such an agreement in substantially the Company's standard form. These agreements are sufficient to vest title in the Company of all Technology, including all Intellectual Property Rights, created by such employee or consultant in the scope of his or her employment with or service to the Company.

            (o) No Company Intellectual Property or Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

            (p) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

            (q) None of the Company Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any governmental entity.

            (r) All of the Company's products (including products currently under development) (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"), and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. To the Knowledge of the Company, any Founder or any Stockholder, all of the Company's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

            (s) Except as set forth in Section 2.12(s) of the Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any Contracts to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or
(iii) either Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

            (t) Except as set forth in Section 2.12(t) of the Disclosure Schedule, all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation or Parent without restriction and without payment of any kind to any third party.

        2.13 Agreements, Contracts and Commitments.

            (a) Except as set forth in or excepted from (by virtue of the specific exclusions contained in Sections 2.12(g) or 2.12(h) of the Disclosure Schedule) Sections 2.12(g) and 2.12(h) of the Disclosure Schedule, or as set forth in Section 2.13(a) of the Disclosure Schedule, the Company is not a party to nor is it bound by:

                (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                (iii) any fidelity or surety bond or completion bond;

                (iv) any lease of personal property having a value in excess of $25,000 individually or $75,000 in the aggregate;

                (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $75,000 in the aggregate;

                (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                (viii) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $75,000 in the aggregate;

                (ix) any construction contracts;

                (x) any dealer, distribution, joint marketing or development agreement;

                (xi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

                (xii) any other agreement, contract or commitment that involves $25,000 individually or $75,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

        2.14 Interested Party Transactions. No officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.

        2.15 Governmental Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

        2.16 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company any Founder or any Stockholder, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company, any Founder or any Stockholder is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, any Founder or any Stockholder, threatened, against the Company, any of its properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company, any Founder or any Stockholder is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

        2.17 Accounts Receivable; Inventory.

            (a) The Company has made available to Parent a list of all accounts receivable of the Company as of December 31, 1999, together with a range of days elapsed since invoice.

            (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and, are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to December 31, 1999, as reflected on the books and records of the Company (which are prepared in accordance with GAAP) and as, except to the extent of reserves therefor, will be set forth in the Closing Date Balance Sheet. No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

            (c) All of the inventories of the Company reflected on the Financials and the Company's books and records were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Financials or on the Company's books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Interim Financials conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

        2.18 Minute Books. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its stockholders or actions by written consent since the time of incorporation of the Company.

        2.19 Environmental Matters.

            (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity. The Hazardous Materials Activities of the Company prior to the Effective Time have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

            (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted and as currently contemplated to be conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit. No circumstances exist which could cause any Environmental Permit to be revoked, modified or rendered non-renewable upon payment of the permit fee.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company, any Founder or any Stockholder, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company, any Founder nor any Stockholder has any Knowledge of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

            (e) Offsite Hazardous Material Disposal. The Company has transferred, released or arranged for the disposal of Hazardous Materials only to or with those landfills, disposal agents, waste haulers or recyclers of Hazardous Materials ("Disposal Sites") set forth in Section 2.19(e) of the Company Disclosure Schedule and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or the Company with respect to any transfer or release of Hazardous Materials relating to a Disposal Site which could reasonably be expected to subject the Company to liability.

            (f) Reports and Records. The Company has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees, all records in the Company's possession concerning Hazardous Materials Activities of the Company relating to its business and all environmental audits and assessments conducted at the request of, or otherwise in the possession of the Company. The Company has complied with all environmental disclosure obligations imposed by applicable law or regulation with respect to this transaction.

        2.20 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section
2.20 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.20 of the Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4 hereof) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.21 Employee Benefit Plans and Compensation.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

        "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

        "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "DOL" shall mean the United States Department of Labor.

        "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

        "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

        "IRS" shall mean the United States Internal Revenue Service.

        "PBGC" shall mean the United States Pension Benefit Guaranty
Corporation.

        "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Section 2.21(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Schedule 2.21(b) of the Disclosure Schedule also sets forth a table setting forth the name and salary of each employee of the Company.

            (c) Documents. The Company has made available to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(is) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recent plan year, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

            (d) Employee Plan Compliance. The Company has performed all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or to the Knowledge of the Company, any Founder or any Stockholder, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company, any Founder or any Stockholder or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

            (e) No Pension Plans. Neither the Company nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

            (f) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

            (g) COBRA. The Company and each Affiliate has, prior to the Effective Time, complied with the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

            (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

            (i) Employment Matters. The Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or to the Knowledge of the Company any Founder or any Stockholder, threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

            (j) Labor. No work stoppage or labor strike against the Company is pending or threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, any Founder or any Stockholder, threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (k) No Interference or Conflict. To the Knowledge of the Company, the Founders and the Stockholders, no stockholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will to the Knowledge of the Company, the Founders and the Stockholders conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

        2.22 Insurance. Section 2.22 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company, any Founder nor any Stockholder has any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

        2.23 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.24 Warranties; Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.12(h) of the Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

        2.25 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

        2.26 Representations Complete. Neither any of the representations or warranties made by the Company, any Founder or any Stockholder (as modified by the Disclosure Schedule) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Company, any Founder or any Stockholder pursuant to this Agreement contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The information furnished on or in any documents mailed, delivered or otherwise furnished to Stockholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

        2.27 Investment Representations.

            (a) Investment Intent; Capacity to Protect Interests. Each Stockholder is acquiring the shares of Parent Common Stock issuable hereunder (the "Shares") solely for his own account for investment and not with a view to or for sale in connection with any distribution of such Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing any such Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. Each Stockholder also represents that the entire legal and beneficial interest of the Shares is being acquired by, and will be held for, the Stockholder's account only, and neither in whole or in part for any other person. Each Stockholder, by reason of such Stockholder's business and financial experience and the business or financial experience of each Stockholder's professional advisors who are unaffiliated with and who are not compensated by the Parent, directly or indirectly, is capable of evaluating the merits and risks of an investment in the Parent and is capable of protecting his own interests in connection with this transaction.

            (b) Accredited Investor. Each Stockholder represents that he or it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act.

            (c) Residence. Each Stockholder's principal residence or business office is within the State of California.

            (d) Economic Risk. Each Stockholder realizes that the acquisition of the Shares will be a highly speculative investment and involves a high degree of risk, and each Stockholder is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his respective investment.

            (e) Tax Consequences. Each Stockholder understands and acknowledges that any sale of stock involves certain tax risks and therefore each Stockholder has consulted his own tax advisors regarding all applicable tax consequences of the transactions contemplated by this Agreement.

            (f) Restricted Securities. Each Stockholder understands and acknowledges that the Shares have not been registered under the Securities Act. The Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available, and the Parent is under no obligation to register the Shares.

            (g) Disposition under the Securities Act. Each Stockholder understands that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of acquisition of the Shares, and even then will not be available unless (i) a public trading market then exists for the Common Stock of Parent, (ii) adequate information concerning the Parent is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. There can be no assurance that the requirements of Rule 144 will be met, or that the Shares will ever be saleable. Each Stockholder represents that he is aware or has been made aware by his advisors of the provisions of Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act.

            (h) Further Limitations on Disposition. Without in any way limiting its representations set forth above, each Stockholder further agrees that he shall in no event make any disposition of all or any portion of the Shares unless and until (i) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement, (ii) the resale provisions of Rule 144(k) are available in the written opinion of legal counsel reasonably satisfactory to the Parent or (iii) (A) the Stockholder shall have notified the Parent of the proposed disposition and shall have furnished the Parent with a detailed statement of the circumstances surrounding the proposed disposition,
(B) the Stockholder shall have furnished the Parent with an opinion of such Stockholder's counsel to the effect that such disposition will not require registration of such stock under the Securities Act and (C) such opinion of the Stockholder's counsel shall have been concurred in by counsel for the Parent, and the Parent shall have advised the Stockholder of such concurrence.

          ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub, jointly and severally, hereby represent and warrant to the Company and the Stockholders that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

        3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent.

        3.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.3 Form S-1 Registration Statement. Parent has made available to the Company a correct and complete copy of its final registration statement on Form S-1 filed by Parent with the Securities and Exchange Commission ("SEC") on December 9, 1999.

        3.4 Capitalization. The authorized capital stock of Parent consists of
(i) 250,000,000 shares of Parent Common Stock, par value $0.001 per share, and
(ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share ("Parent Preferred Stock"). At the close of business on January 31, 2000 (i) 41,385,986 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iii) 1,000,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee stock purchase plan, and (iv) 8,144,826 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

        3.5 SEC Filings; Parent Financial Statements.

            (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since December 9, 1999 and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports"). As of their respective dates, Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (the "Parent Financials"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent dated October 29, 1999 contained in Parent's registration statement on Form S-1 dated December 9, 1999 is hereinafter referred to as (the "Parent Balance Sheet").

            (c) Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent's Balance Sheet or (ii) liabilities incurred since October 29, 1999 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole or (iii) liabilities arising out of Parent's proposed acquisition of Andover Net, Inc., a Delaware corporation.

        3.6 Merger Sub. Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Since the date of its incorporation, Sub has neither engaged in or transacted any business or activity of any nature whatsoever other than activities related to its corporate organization and the execution and delivery of this Agreement. Sub has no assets or properties or debts, liabilities or obligations of any kind whatsoever, and other than this Agreement, is not a party to any contract, agreement or undertaking of any nature. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Sub Common Stock are owned of record and beneficially by Parent, free and clear of any encumbrance.



                 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and each Founder and Stockholder agrees to use its best efforts to cause the Company, except to the extent that Parent shall otherwise consent in writing, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company, each Founder and each Stockholder shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement and as set forth in
Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent:

            (a) make any capital expenditures or enter into any capital expenditure commitment or transaction exceeding $25,000 individually or $75,000 in the aggregate or any commitment or transaction of the type described in
Section 2.8(c) hereof;

            (b) (i) except for the granting of non-exclusive licenses of object code relating to the sale of the Company's products shipping on the date hereof entered into in the ordinary course of business, sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity,
(iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

            (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

            (e) commence or settle any litigation;

            (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, or split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options;

            (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for (i) the issuance of shares of Company capital stock upon the exercise of outstanding options and (ii) with the written consent of Parent, which consent may be withdheld in Parent's sole discretion, the issuance of options under the Plan;

            (h) cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents of the Company;

            (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

            (j) except as allowed pursuant to Section 4.1(b) hereof, sell, lease, license or otherwise dispose of any of its properties or assets, except properties or assets which are not Intellectual Property and only in the ordinary course of business and consistent with past practices and except for non-exclusive object code licenses of Company Intellectual Property in the ordinary course of business;

            (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

            (m) grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

            (n) adopt or amend any employee benefit plan (except the Plan, which shall be subject to the written approval of Parent in its sole discretion), or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates or other compensation of its employees except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Disclosure Schedule;

            (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (p) pay, discharge or satisfy, in an amount in excess of $25,000 in any one case, or $75,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or incurred after December 31, 1999 in the ordinary course of business and not otherwise in violation of this Agreement;

            (q) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (r) enter into any strategic alliance or joint marketing arrangement or agreement;

            (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock;

            (t) hire or terminate any employees, or encourage any employees to resign from the Company; or

            (u) make any purchases, or enter into any Contract to purchase, any inventory, except as approved by Parent.

            (v) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(u) hereof, or any other action that would (x) prevent the Company or any of the Stockholders from performing or cause the Company or any of the Stockholders not to perform their respective covenants hereunder or (y) cause or result in any or their respective representations and warranties contained herein being untrue or incorrect.

            (w) execute any version of the proposed form of Production and Distribution Agreement, which is incorporated by reference in Section 2.10 of the Disclosure Schedule, without the prior written consent of the Parent.

        4.2 No Solicitation. Until the earlier of (i) the Effective Time, or
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, neither the Company, any Founder nor any Stockholder shall (nor shall the Company, any Founder or any Stockholder permit, as applicable, any of the Company's officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any part of the Company's business, properties or technologies, or any amount of the Company capital stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company capital stock or assets of the Company, other than inventory in the ordinary course of business and consistent with past practices, or (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise. In the event that the Company, any Founder, any Stockholder or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company, such Founder or such Stockholder, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request . The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

        4.3 Termination of 401(k) Plan. The Company agrees to terminate its 401(k) plan (subject to the receipt of a favorable determination letter regarding such termination from the IRS) prior to Closing unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with written notice of such election at least three (3) days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company's 401(k) plan has been terminated (subject to the receipt of a favorable determination letter regarding such termination from the IRS) pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of the Stockholders makes any representations or warranties with respect to the legality or permissibility of such termination. Parent and Sub shall assume all responsibility for the winding up of the Company's 401(k) plan following such termination, including, without limitation, handling distributions, arranging for any required audits and preparing and filing all required annual reports. Parent and Sub shall maintain such plans, and shall not permit distributions to be made therefrom on account of such termination, until a favorable determination letter regarding such termination is received from the IRS. Notwithstanding the foregoing, any participant or beneficiary who is eligible for a distribution under the 401(k) plan for any reason other than as a result of the termination of such plans, shall be given the right to elect a distribution of his or her account balance pursuant to the terms and conditions of the 401(k) plan, including (without limitation) the timing and distributions and forms of distribution available under the 401(k) plan. Parent and Sub shall take any and all actions (at their own expense) required by the IRS as a condition to the issuance of such a determination letter, including, without limitation, adopting such amendments to such plan as the IRS may require as a condition to the issuance of such determination letter. Parent and Sub shall bear all costs, expenses, liabilities and Losses, as defined in Section 7.2 hereof (and shall reimburse, indemnify, defend and hold harmless the Stockholders from and against any costs, expenses, liabilities and Losses incurred or suffered by the Stockholders, directly or indirectly) as a result of such termination; provided, however, nothing in this
Section 4.3 shall be considered a waiver or modification of Section 2.21(d) hereof.

        4.4 Termination of Severance Plans. The Company agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements prior to the Closing, whether or not such arrangements are covered under ERISA. The Parent shall receive from the Company evidence that the Company's plan(s) has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date.


                         ARTICLE V ADDITIONAL AGREEMENTS

        5.1 Stockholder Approval. Each of the Stockholders has contemporaneously herewith executed and delivered a Stockholder Consent in the form attached as Exhibit D hereto.

        5.2 Restrictions on Transfer. The parties hereto acknowledge and agree that the shares of Parent Common Stock (both Merger Shares and Vesting Shares) issuable to the Stockholders pursuant to Section 1.6 hereof shall constitute "restricted securities" within the meaning of Rule 144 of the Securities Act and will be issued in a private placement transaction in compliance with Section 4(2) of the Securities Act and Regulation D promulgated thereunder. It is acknowledged and understood that Parent is relying on certain written representations made by the Stockholders herein.

        5.3 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code,
(ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

        5.4 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.3 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreement effective as of January 13, 2000 (the "Confidential Disclosure Agreement") among the Company and Parent.

        5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting (other than the fees and costs incurred in connection with the audit of the Company performed by Arthur Andersen, which shall be borne by Parent), financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, provided, however that if the Merger is consummated, Parent agrees to pay up to $100,000 of the Third Party Expenses incurred by Company (the "Covered Amount") the Stockholders jointly and severally hereby agree to be responsible for any Third Party Expenses in excess of the Covered Amount. Third Party Expenses in excess of the Covered Amount shall either be paid by the Stockholders prior to the Effective Date or deducted from the Cash Amount payable to the Stockholders at the Closing.

        5.6 Public Disclosure. Neither party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws.

        5.7 Consents. The Company shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

        5.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.10 Notification of Certain Matters. The Company, any of the Founders or any of the Stockholders, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, any Founder or any Stockholder, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company or any Stockholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or
(b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or any Stockholder pursuant to this Section 5.10, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

        5.11 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

        5.12 Closing Date Balance Sheet. The Company shall prepare and deliver to Parent, at least three (3) business days prior to the Closing Date, the Closing Date Balance Sheet.

        5.13 S-8 Registration. As soon as practicable but not later than ninety
(90) days after the Closing Date, Parent agrees to file, if available for use by Parent, with the Securities and Exchange Commission a registration statement on Form S-8 registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent with Parent Options pursuant to Section 1.6(e) hereof.

        5.14 Legends. Each certificate representing shares of Parent Common Stock issued hereunder shall be inscribed with the following legends:

            (a) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR

EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS;" and

            (b) Any legend required to be placed thereon by the applicable blue sky laws of any state.

        5.15 Release of Guaranties. The guarantees by Dan Trudo and Danen Butler listed on Schedule 5.15 shall be released and/or assumed by the Parent within ninety (90) days following the Closing Date.

        5.16 Assignment of Insurance Policies. Any and all life insurance policies owned by the Company pertaining to Danen Butler or Dan Trudo shall, within ninety (90) days following the Closing Date, be, at the option of the insured, either (i) terminated or (ii) assigned by the Company to the insured or their designee. Any and all obligations for premiums or other charges becoming due and payable after the Closing Date and prior to or in connection with such termination or assignment shall be payable and borne by the insured under such policy and the Company and/or the Parent shall be reimbursed for any such charges paid by the Company and or the Parent.


                       ARTICLE VI CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

        6.2 Conditions to the Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company, the Founders and the Stockholders in this Agreement (other than the representations and warranties of the Company, the Founders and the Stockholders as of a specified date, which will be true and correct as of such date) shall be true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Company and the Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

            (b) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained all consents, waivers, approvals, and assignments, if any, listed in Schedule 6.2(b) to this Agreement.

            (c) Resignation of Directors. Parent shall have received a written resignation from each of the directors of the Company effective as of the Effective Time.

            (d) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

            (e) Employment and Non-Competition Agreements. Each of Dan Trudo and Danen Butler shall have executed and delivered to Parent an Employment Agreement in the form attached hereto as Exhibit A, and a Non-Competition Agreement in the form attached as Exhibit B hereto and Paul Freet shall have executed a Non-Competition Agreement in the form attached as Exhibit B-1 hereto and all of such agreements shall be in full force and effect.

            (f) Legal Opinion. Parent shall have received a legal opinion from legal counsel to the Company in the form acceptable to Parent.

            (g) Certificate of the Company and the Stockholders. Parent shall have received a certificate, validly executed by each Stockholder, each Founder and the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing:

                (i) all representations and warranties made by the Company, each Founder and each Stockholder in this Agreement (other than the representations and warranties of the Company and each Stockholder as of a specified date, which will be true and correct as of such date) were true and correct in all material respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time.

                (ii) all covenants and obligations under this Agreement to be performed by the Company, each Founder or each Stockholder on or before the Closing have been so performed in all material respects; and

                (iii) the conditions to the obligations of Parent and Sub set forth in this Section 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

            (h) Certificate of Secretary of Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness the certificate of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Stockholders approving this Agreement and the consummation of the transactions contemplated hereby.

            (i) Certificate of Good Standing. Parent shall have received certificates of good standing of the Company from (i) the Secretary of State of the State of Delaware, and (ii) the Franchise Tax Board of the State of Delaware, each dated within a reasonable period prior to the Closing.

            (j) FIRPTA Certificate. Parent shall have received a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

            (k) Closing Date Balance Sheet. Company shall have delivered the Closing Date Balance Sheet to Parent.

            (l) Termination of 401(k) Plans. Parent shall have received from the Company evidence that the Company's 401(k) plans have been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date.

            (m) Termination of Severance Plans(n) . The Parent shall have received from the Company evidence that any and all group severance, separation or salary continuation plans, programs or arrangements of the Company's have been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date.

            (o) Third Party Expenses. All Third Party Expenses up to the Covered Amount shall either have been paid by the Company or set forth on the Closing Date Balance Sheet and any Third Party Expenses in excess of the Covered Amount shall either have been paid by the Stockholders prior to the Closing or deducted from the Cash Amount payable at the Closing .

        6.3 Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Sub in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) were true and correct when made and shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of Parent. Company shall have received a certificate executed on behalf of Parent by a Vice President to the effect that, as of the
Closing:

                (i) all representations and warranties made by the Parent and Sub in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) were true and correct when made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time;

                (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects; and

                (iii) the conditions to the obligations of the Company and the Stockholders set forth in this Section 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).


             ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

                             INDEMNIFICATION, ESCROW

        7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company and the Stockholders contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the third (3rd) anniversary of the Closing Date (the "Escrow Termination Date"); provided, however, that the representations and warranties of the Company and the Stockholders contained in
Section 2.2 and Section 2.9 hereof shall survive indefinitely, and until the expiration of the applicable statute of limitations, respectively. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

        7.2 Indemnification. The Stockholders jointly and severally agree to indemnify and hold Parent and the Surviving Corporation after the Closing, and their respective officers, directors and affiliates (the "Indemnified Parties"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense relating to such claim, loss, liability, damage, deficiency, cost or expense (hereinafter individually a "Loss" and collectively "Losses") incurred or suffered by the Indemnified Parties, or any of them (including the Surviving Corporation after the Closing), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company or the Stockholders contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement, (ii) any failure by the Company or the Stockholders to perform or comply with any covenant applicable to them contained in this Agreement or (iii) the failure of the Company to pay prior to the Effective Time any Third Party Expenses in excess of the Covered Amount. The Stockholders shall not have any right of contribution from the Company with respect to any Loss claimed by an Indemnified Party after the Effective Time. Nothing herein shall limit the liability of the Company, the Stockholders, the Parent or Sub for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close.

        7.3 Escrow Arrangements.

            (a) Escrow Fund. As security for the indemnity provided for in
Section 7.2 hereof and by virtue of this Agreement, the Stockholders will be deemed to have received and deposited with the Escrow Agent the Escrow Shares without any act of any Stockholder. The Escrow Fund shall be available to compensate the Indemnified Parties, or any of them, for any claims by such Indemnified Parties for any Losses suffered or incurred by them; provided that if the Escrow Period (as defined below) has terminated, and a claim for Losses is made with respect to (i) fraud or fraudulent misrepresentation with respect to the representations and warranties of the Company and the Stockholders, (ii) knowing, intentional or willful breaches by the Company or the Stockholders of their respective covenants or (iii) breaches by the Company of their respective representations and warranties in Section 2.2 or Section 2.9 hereof, such claim shall be made directly against the Stockholders. Promptly after the Effective Time, the Escrow Shares, without any act of the Stockholders, will be deposited with Comerica Bank, as Escrow Agent hereunder, or another institution acceptable to Parent and the Stockholder Representative (as defined in Section 7.4 hereof), such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. Nothing herein shall limit the liability of the Company or the Stockholders for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close. Parent may not receive any proceeds from the Escrow Fund unless and until one or more Officer's Certificates (as defined in Section 7.3(d) hereof) identifying Losses in excess of $200,000 in the aggregate (the "Basket Amount") has or have been delivered to the Escrow Agent as provided in Section 7.3(d) hereof, in which case Parent shall be entitled to recover all Losses so identified. Notwithstanding the foregoing, Parent shall be entitled to receive payments out of the Escrow Fund for, and the Basket Amount shall not apply as a threshold to any and all claims or payments made with respect to the failure of the Company to, prior to the Effective Time, pay any and all Third Party Expenses incurred by the Company in excess of the Covered Amount. Except with respect to claims for Losses made with respect to (i) fraud or fraudulent misrepresentation, (ii) knowing, intentional or willful breaches by the Company or the Stockholders of their respective covenants or (iii) breaches by the Company and the Stockholders of their respective representations and warranties in Section 2.2 or Section 2.9 hereof, from and after the Closing, recourse of the Indemnified Parties to the Escrow Fund shall be the sole and exclusive remedy of the Indemnified Parties for Losses suffered by the Indemnified Parties.

            (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., P.S.T., on the date which is the Escrow Termination Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, is necessary to satisfy any then pending and unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the thirtieth (30th) calendar day following the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Stockholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims (the "Remaining Portion"). Deliveries of the Escrow Amount out of the Escrow Fund to the Stockholders pursuant to this Section 7.3(b) shall be made in proportion to their respective Pro Rata Portions of the Escrow Fund.

            (c) Protection of Escrow Fund; Distribution of Interest from Escrow Fund.

                (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                (iii) Each Stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

            (d) Claims for Indemnification Against the Escrow Fund.

                (i) Upon receipt by the Escrow Agent at any time on or before the thirtieth (30th) day following the last day of the Escrow Period of an Officer's Certificate (as defined below) and, subject to the provisions of
Section 7.3(e) and Section 7.6 hereof, the Escrow Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Stock held in the Escrow Fund equal to Losses specified in the Officer's Certificate. For purposes hereof, "Officer's Certificate" shall mean a certificate signed by any officer of Parent: (a) stating that Parent has paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses, and (b) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

                (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.2 hereof, the shares of Parent Common Stock shall be valued at the Trading Price.

            (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative (as defined in Section 7.4), and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.3(d) hereof unless and until the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.3(d) hereof; provided, however, that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (f) Resolution of Conflicts; Arbitration.

                (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Escrow Fund within thirty (30) days after delivery of such Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by Parent and the Stockholder Representative and furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute cash from the Escrow Fund in accordance with the terms thereof.

                (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, Parent and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

            (g) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Stockholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

            (h) Escrow Agent's Duties.

                (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

                (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow

Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent.

                (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (i) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation; provided, however, that any legal fees or investigation costs incurred by the Escrow Agent shall be paid jointly by the Stockholders and Parent

            (j) Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (k) Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

        7.4 Stockholder Representative.

            (a) Each of the Stockholders hereby appoints Dan Trudo (the "Stockholder Representative"), its agent and attorney-in-fact, as the Stockholder Representative for and on behalf of the Stockholders, to give and receive notices and communications, to authorize release to Parent of Escrow Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders.

            (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as the Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative. After all claims for Losses by Parent set forth in Officer's Certificates delivered to the Escrow Agent and the Stockholder Representative has been satisfied, or reserved against, the Stockholder Representative, with the consent of the majority in interest in the Escrow Fund, may recover from the Escrow Fund at the end of the Escrow Period payments not yet paid for any expenses incurred in connection with the Stockholder Representative's representation hereby.

            (c) A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, shall constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

            (d) Subject to Parent's prior claims for indemnification against the Escrow Fund, the Stockholder Representative shall be entitled to receive payment for its reasonable and documented expenses therefrom, prior to any payments to the Stockholders.

                 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

            (a) by mutual written agreement of the Company and Parent;

            (b) by Parent or the Company if the Closing Date shall not have occurred by March 30, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

            (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

            (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company or any Stockholder contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company and the applicable Stockholder; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

            (f) by the Company if the Company is not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Parent contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Stockholders, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4, 5.5 and 5.6 hereof, Article IX hereof and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

        8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4 Extension; Waiver. At any time prior to the Closing, Parent, on the one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                          ARTICLE IX GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                  (a)     if to Parent, to:

                          VA Linux Systems, Inc.
                          1382 Bordeaux Drive
                          Sunnyvale, CA 94089
                          Attention: Chief Executive Officer
                          Telephone No.: (408) 542-8600
                          Facsimile No.:  (408) 745-9153

                          with a copy to:

                          Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                          650 Page Mill Road
                          Palo Alto, California  94304
                          Attention:  Bruce M. McNamara, Esq.
                          Telephone No.: (650) 493-9300

                          Facsimile No.: (650) 493-6811

                  (b)     if to the Company, any Founder or any Stockholder, to:

                          TruSolutions, Inc.
                          6295 Ferris Square, Suite B
                          San Diego, CA 92121
                          Telephone No.: (858) 642-6800
                          Facsimile No.:  (858) 642-0505

                          with a copy to:

                          Pillsbury Madison & Sutro LLP
                          101 W. Broadway, Suite 180
                          San Diego, CA 92101
                          Attn: David R. Snyder
                          Telephone No.:  619/234-5000
                          Facsimile No.:   619/236-1995

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart; provided, however, that the Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

        9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the appli-cation of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Other Remedies. Except as otherwise provided herein below, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [Remainder of Page Intentionally Left Blank;
                 Signature Page Follows Immediately Hereafter]

        IN WITNESS WHEREOF, Parent, Sub, the Company, the Founders and the Stockholders have caused this Agreement to be signed, all as of the date first written above.

VA LINUX SYSTEMS, INC.                            LITTLE BROTHER ACQUISITION
                                                  CORPORATION

By: /s/ TODD SCHULL                               By:   /s/ TODD SCHULL
   ---------------------------                       ---------------------------
Name:   Todd Schull                               Name:     Todd Schull
Title:  VP & CFO                                  Title:    VP & CFO


TRUSOLUTIONS, INC.



By: /s/ DAN TRUDO
   --------------------------
Name:   Dan Trudo
Title:  President


/s/ DANEN T. BUTLER                               /s/ MICHELLE ZOE BUTLER
-----------------------------                     ---------------------------
DANEN T. BUTLER, individually                     MICHELLE ZOE BUTLER, in her
and in his capacity as                            capacity as Co-Trustee of the
Co-Trustee of the Big Kala                        Big Kala Trust udt 1/28/2000
Trust udt 1/28/2000


/s/ ALEXANDER D. TRUDO                            /s/ KIMBERLY S. TRUDO
----------------------------                      ---------------------------
ALEXANDER D. TRUDO,                               KIMBERLY S. TRUDO, in her
individually and in his                           capacity as Co-Trustee of the
capacity as Co-Trustee of the                     Trudo Family Revocable Trust
Trudo Family Revocable Trust                      udt 1/28/2000
udt 1/28/2000


/s/ PAUL J. FREET
-----------------------------
PAUL J. FREET

            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Founders and the Stockholders have caused this Agreement to be signed, all as of the date first written above.

ESCROW AGENT
(With respect to Section 7 only)

By: /s/ ANN GADSBY
   ----------------------------
Name:   Ann Gadsby
Title:  Vice President




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

                          FORM OF EMPLOYMENT AGREEMENT

                                    EXHIBIT B

                        FORM OF NON-COMPETITION AGREEMENT
                                 (BUTLER/TRUDO)

                                   EXHIBIT B-1

                    FORM OF NON-COMPETITION AGREEMENT (FREET)

                                    EXHIBIT C

                          FORM OF CERTIFICATE OF MERGER

                                    EXHIBIT D

                               STOCKHOLDER CONSENT